SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PACIFICA BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACIFICA BANCORP, INC.

10900 N.E. Fourth Street, Suite 200

Bellevue, Washington 98004

March 17, 2005

Dear Shareholder:

We are pleased to invite you to Pacifica Bancorp, Inc.’s (“Pacifica Bancorp” or the “Company”) Annual Meeting of Shareholders. The meeting will begin at 6:00 p.m. on April 26, 2005 at the Bellevue Club located at 11200 SE 6th Street, Olympic Rooms A and B, Bellevue, Washington 98004.

At the meeting, you and the other shareholders will be asked to approve the election of “Class 1 Directors”. You also will have the opportunity to hear how we performed in 2004 and to ask questions of our management team. You will find additional information concerning the Company and its operations, including its audited financial statements, in the enclosed Annual Report and Form 10-KSB for the year ended December 31, 2004.

YOUR VOTE IS VERY IMPORTANT. We hope that you can join us on April 26, 2005. We urge you to sign and return your proxy form as promptly as possible, whether or not you plan to attend the annual meeting in person. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

Sincerely,

/s/ Lyle K. Snyder	/s/ John A. Kennedy
Lyle K. Snyder Chairman of the Board	John A. Kennedy President and Chief Executive Officer

PACIFICA BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2005

The 2005 Annual Meeting of Shareholders of Pacifica Bancorp, Inc. (“Pacifica Bancorp” or “the Company”) will be held at the Bellevue Club located at 11200 SE 6th Street, Olympic Rooms A and B, Bellevue, Washington 98004, at 6:00 p.m. on April 26, 2005, for the following purposes:

1.	To elect Class 1 directors to serve until the 2008 Annual Meeting of Shareholders.

2.	To transact any other business that properly comes before the meeting or any adjournment of the meeting.

Shareholders owning shares of our common stock at the close of business on the record date of February 28, 2005 are entitled to receive notice of and to vote at the meeting.

The Company’s Proxy Statement is attached hereto. Financial and other information about the Company is contained in the Company’s Annual Report to Shareholders and Form 10-KSB for the year ended December 31, 2004.

By Order of the Board of Directors

/s/ Mr. Paul F. Farris
Mr. Paul F. Farris Corporate Secretary

March 17, 2005

Bellevue, Washington

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE TO ENSURE A QUORUM IS PRESENT FOR THE MEETING. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY OF COURSE REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

PACIFICA BANCORP, INC.

10900 N.E. Fourth Street, Suite 200

Bellevue, Washington 98004

PROXY STATEMENT

The Board of Directors is soliciting proxies for this year’s Annual Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set February 28, 2005 as the record date for the meeting. Shareholders who owned Pacifica Bancorp common stock on that date are entitled to receive notice of and to vote at the meeting, with each share entitled to one vote. Cumulative voting is not permitted. There were 3,520,188 shares of Pacifica Bancorp common stock outstanding on the record date.

Voting materials, which include this Proxy Statement, a proxy form, and the 2004 Annual Report and Form 10-KSB, will first be sent or delivered to shareholders on or about March 18, 2005.

ABOUT THE MEETING

Why am I receiving this Proxy Statement and proxy form?

You are receiving this Proxy Statement and proxy form because you own shares of Pacifica Bancorp common stock. This Proxy Statement describes issues on which you are entitled to vote.

When you sign the proxy form you appoint John A. Kennedy, Emily Yeh and Katty Chow as your representatives at the meeting. John A. Kennedy, Emily Yeh and Katty Chow will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.

If your shares are not voted in person, they cannot be voted on your behalf unless you provide our corporate secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed proxy form and return it promptly.

Who is soliciting my proxy and who is paying the cost of solicitation?

The Company’s Board of Directors is sending you this Proxy Statement in connection with its solicitation of proxies for use at the 2005 Annual Meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of Pacifica Bancorp common stock.

What am I voting on?

At the Annual Meeting you will be asked to vote on the election of “Class 1 Directors” to serve a three year term on the Company’s Board of Directors.

Who is entitled to vote?

Only shareholders who owned Pacifica Bancorp common stock as of the close of business on the record date, February 28, 2005, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.

How do I vote?

You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for internet or telephone voting in certain circumstances if you did not receive a proxy form directly.

Can I change my vote after I return my proxy form?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with the Company’s Secretary either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the Corporate Secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy form, John A. Kennedy Emily Yeh, and Katty Chow, as the persons named as proxy holders on the proxy form, will vote as recommended by the Board of Directors. The Board recommends a vote FOR the election of the nominated “Class 1 Directors” listed in this Proxy Statement. If any other matters are considered at the meeting, John A. Kennedy, Emily Yeh, and Katty Chow will vote as recommended by the Board of Directors. If the Board does not give a recommendation, John A. Kennedy, Emily Yeh and Katty Chow will have discretion to vote as they think best.

Will my shares be voted if I do not sign and return my proxy form?

If your shares are registered in your name and you do not return your proxy form or do not vote in person at the Annual Meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.

How many votes are needed to hold the Annual Meeting?

As of the record date for the Annual Meeting, 3,520,188 shares of Company common stock were outstanding and eligible to vote. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a shareholder is present and votes in person at the meeting; (b)

a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”).

What vote is required to elect directors?

The nominees for director who receive the highest number of FOR votes cast will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

Can I vote on other matters or submit a proposal to be considered at the meeting?

The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The Board of Directors does not presently know of any other matters to be brought before the Annual Meeting.

For shareholders seeking to include proposals in the proxy materials for the 2006 annual meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by the Secretary of the Company no later than December 1, 2005.

How do I nominate someone to be a director?

If you wish to nominate someone for election to the Board at the 2006 Annual Meeting of Shareholders, you must give written notice to the Company’s Secretary not less than 14 nor more than 60 days prior to the date of the 2006 Annual Meeting. If the Company gives less than 21 days’ notice of the Annual Meeting, your notification must be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day that notice of the Annual Meeting was mailed. Your notification should contain the following information to the extent known: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of Pacifica Bancorp stock that you intend to vote plus those shares you know to be held by others which will be voted for your proposed nominee; (d) your name and address; and (e) the number of shares of Pacifica Bancorp stock you own. The Company’s Chairman may disregard your nomination if it does not meet these requirements.

How do I communicate with directors?

The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send communications to the Board or any of the directors c/o Secretary, Pacifica Bancorp, Inc., 10900 N.E. Fourth Street, Suite 200, Bellevue, Washington 98004. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a monthly basis.

STOCK OWNERSHIP

How much stock do the Company’s directors, executive officers, and principle shareholders own?

The following table shows, as of February 28, 2005, the amount of Pacifica Bancorp common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the Named Executives (as defined in “Executive Compensation”, below); (c) all of the Company’s directors and executive officers as a group and (d) all shareholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Pacifica Bancorp common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 10900 N.E. Fourth Street, Suite 200, Bellevue, Washington 98004, except for CMG Advisors, LLC, and their affiliated companies which is located at 999 3rd Avenue, Suite 3800, Seattle, WA 98104.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name	Age	Position/Title	Number of Shares	Percentage of Ownership
Officers and Directors:

John A. Kennedy	64	President, Chief Executive Officer and Director	35,560(1)	1.00%

John H. Huddleston	51	Executive Vice President, Chief Financial Officer and Chief Operating Officer	44,877(2)	1.26%

Yi-Heng Lee	50	Director	41,300(3)	1.17%

Mark P. Levy	54	Director	43,400(4)	1.23%

Robert E. Peterson	60	Director	198,821(4)	5.65%

George J. Pool	68	Director	67,550(3)	1.91%

Lyle K. Snyder	53	Director and Chairman of the Board	78,050(4)	2.22%

Fannie Kuei-Fang Tsai	56	Director	98,000(3)	2.77%

Mark W. Weber	48	Director	37,625(4)	1.07%

Edwin R. Young	71	Director	41,301(3)	1.17%

All directors and executive officers as a group (10 persons)			686,484(5)	18.66%

Beneficial Owner of more than 5% of Pacifica’s common stock: CMG Advisors, LLC, and their affiliated companies			188,990(6)	5.37%

(1)	This amount includes 28,000 incentive stock options that become exercisable on or before April 29, 2005.

(2)	This amount includes 42,252 incentive stock options that become exercisable on or before April 29, 2005.

(3)	This amount includes 20,300 non-qualified stock options that become exercisable on or before April 29, 2005.

(4)	This amount includes 1,750 non-qualified stock options that become exercisable on or before April 29, 2005.

(5)	These amounts include 158,452 shares of stock options that become exercisable on or before April 29, 2005.

(6)	Steven C. Gregory and Mark J. Swenson share the power to vote and/or dispose of these shares in their capacities as managing members of CMG Advisors, LLC, and their affiliated companies.

PROPOSAL 1

ELECTION OF DIRECTORS

How many directors are nominated?

The Company’s Articles of Incorporation provide that the number of directors to be elected by the shareholders shall be at least five and not more than 15, as established by the Board of Directors from time to time. The number of directors is currently set at 9.

The Articles of Incorporation require that the Company’s board of directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Class 1 directors are currently serving until 2005 and, if reelected, will serve until 2008, Class 2 directors, will serve until 2006 and Class 3 directors will serve until 2007 (in each case the length of term being reducible to reflect the schedule of the annual meeting of shareholders). At each annual meeting of shareholders after the first annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified. The Board of Directors is responsible for nominating prospective directors.

What happens if a nominee refuses or is unable to stand for election?

The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a substitute, shares represented by proxy will be voted FOR the substitute nominee. The Board presently has no knowledge that any of the nominees will refuse, or be unable, to serve.

Must director nominees attend our Annual Meeting?

It is the Company’s policy to encourage that the directors who are up for election at the annual meeting attend the annual meeting. All directors up for election at the 2004 Annual Meeting of Shareholders, but for one who had an unavoidable conflict, attended the 2004 Annual Meeting of Shareholders.

Who are the nominees?

Information regarding each of the nominees is provided below, including name, principal occupation during the past five years, the year first elected as a director of the Bank and the expiration date of such director’s term. Age information is provided in the Stock Ownership table on page 4 of this Proxy Statement. All of the nominees for directors are presently directors of the Company and its wholly owned subsidiary, Pacifica Bank (the “Bank”).

Director Nominees

The following directors have been nominated to continue in office for a new term or until the election and qualification of their respective successors in office:

Nominees for Class 1 Directors	Term Expires with 2008 Annual Meeting

Mark P. Levy. Mr. Levy has been a director of the Company and the Bank since their respective inceptions. Mr. Levy has been the owner and President of The Painters Inc., a commercial and industrial painting contractor, since 1982. Mr. Levy holds a BS degree in Business Administration and a bachelor’s degree in Hotel and Restaurant Management from the University of Denver.

George J. Pool. Mr. Pool has been a director of the Company and the Bank since their respective inceptions. He has been the President and owner of Pool Industries, Inc., a distributor of commercial paper and packaging products, since 1976. He holds a bachelor’s degree in electronic engineering and a master’s degree in business administration from California Polytechnic State University.

Mark W. Weber. Mr. Weber has been a director of the Company and the Bank since their respective inceptions. He has been the President and owner of Weber Marketing Group, Inc., a financial services marketing and brand consulting company, and WMG Retail Merchandising Inc. since 1988. Mr. Weber’s 24-year marketing career has included positions as the senior marketing officer in the credit union and banking industries. He holds a bachelor’s degree from Arizona State University.

Continuing Directors

The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office:

Class 2 Directors	Term Expires with 2006 Annual Meeting

Lyle K. Snyder. Mr. Snyder has been a director of the Company and the Bank since their respective inceptions. In August 2002, the board appointed Mr. Snyder to serve as Chairman of the Board of Directors of the Company and its subsidiaries upon the resignation of the Company’s former chairman.

Mr. Snyder is the owner and President since November 2002 of Restaurants of Washington, Inc., a restaurant development and operations company. Mr. Snyder has been a real estate investor and developer in Seattle for over 27 years. He also has been a business and engineering consultant for the Dura-Bond Bearing Company, a 50-year-old manufacturer of camshaft bearings for the automotive industry, since 1996. Previously, Mr. Snyder was president and owner of Snyder Industries, Inc., a component manufacturer for the automotive industry, which merged with Dura-Bond Bearing Company in 1996. Mr. Snyder holds a BS degree from the University of Washington.

Fannie Kuei-Fang Tsai. Mrs. Tsai has been a director of the Company and the Bank since their respective inceptions. Mrs. Tsai has been the co-owner and President of various Tsai Property companies, involved in property development and management, since 1990. She holds a teaching degree from the Taipei Municipal Teachers’ College for Women in Taiwan.

Edwin R. Young. Mr. Young has been a director of the Company and the Bank since their respective inceptions. Mr. Young is a former President and owner of Worthington Insurance in Bothell from which he retired in 1998. He has been involved in the insurance business since 1957. Mr. Young holds a BA in Business Administration from the University of Washington and professional degrees of associate in Risk Management (ARM) and chartered property casualty underwriter (CPCU).

Class 3 Directors	Term Expires with 2007 Annual Meeting

John A. Kennedy. Mr. Kennedy joined the Company as the Chief Executive Officer and President of the Company and the Bank in September 2002. He currently serves as a Director of the Company and the Bank. He previously served as a director of the Bank between 1998 and 2000, until resigning to take an executive position with HomeStreet Bank in their business banking division in 2000. His career has included senior positions with Bank of America, United California Bank (predecessor to First Interstate), Bank of Scotland (New York office), and the Manager and SVP of Hong Kong and Shanghai Bank’s Seattle Office for over thirteen years. In addition, from 1997 to 2000, he served as Executive Director of the World Trade Center of Tacoma. He has also served as the board chairman of the Washington State International Trade Fair, and as a board member on the Washington Council of International Trade, the World Trade Center Tacoma, and the Washington State China Relations Council.

He has also served as an advisory board member at North Seattle Community College and Pacific Lutheran University’s China studies program. He holds a bachelor’s degree in Economics from the University of Oregon.

Yi-Heng Lee. Mr. Lee has been a director of the Company and the Bank since their respective inceptions. He has been the President and owner of Leeward Inc., a furniture distribution company with offices in Jakarta, Indonesia and Bellevue, Washington, since 1984. Mr. Lee received a BA degree from Chung Hai University (Taiwan) in 1976 and an MA degree in Chinese Literature from National Taiwan University in 1979.

Robert E. Peterson. Mr. Peterson has been a director of the Company and the Bank since their respective inceptions. He is an industrial/commercial real estate investor and has been the owner and President of Pacific Constructors International, Inc. since 1987. Mr. Peterson holds a BA degree in Finance from the University of Washington School of Business Administration.

Is the Board Independent?

Eight of the nine directors, i.e. all of the non-management directors, are independent (as independence is defined in the NASD listing standards). The Company’s non-management directors meet in executive session, without management present, on a regular basis.

What committees has the Board established?

The Board of Directors has established an Executive Committee, a Strategic Planning, a Capital Planning Committee, an Audit Committee and a Personnel Committee. The Bank also has a Board Loan Committee and Asset/Liability Management & Investment Committee.

The Company does not have a standing nominating committee. The Board believes it is important to have involvement of all directors in the nominating process. A majority of independent directors identifies and recommends persons to be nominees for positions on the board of directors at each annual meeting of shareholders, and to fill vacancies on the Board between annual meetings. Our directors take a critical role in guiding the Company’s strategic direction and oversee the management of the Company. Board candidates, including directors up for reelection, are considered based upon various criteria, such as broad-based business and professional skills and experiences, banking experience, concern for long-term interests of the shareholders, personal integrity, freedom from conflicts of interest, sound business judgment, willingness to invest in the stock of the Company, involvement in the community and time available to devote to board activities.

Audit Committee. The Audit Committee reviews and approves the services of the independent auditors, reviews the plan, scope and results of audits by both the internal auditors and the independent auditors, and reviews the reports of bank regulatory authorities. The Audit Committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. Current members of the Audit Committee are: George Pool (Chairman), Fannie Kuei-Fang Tsai, Yi-Heng Lee, and Edwin R. Young. Each of the Audit Committee members is an independent director (as independence is defined in the NASD listing standards for audit committee members). There were six meetings of the Audit Committee during 2004. A copy of the Company’s Audit Committee Charter is attached to this Proxy Statement.

Based on its review of the criteria for a “financial expert” under applicable rules, the Board of Directors does not believe that the members of the Audit Committee would qualify as a financial expert. The Board does believe that the members of the Audit Committee are qualified to carry out the duties of the Audit committee. The Company previously searched for a director candidate that would qualify as a financial expert, but was unable to find a candidate that met both the financial expert requirement and other requirements set forth by the Board and who is willing to accept the current fee structure for board members. The Board expects to continue its search for a financial expert in 2005.

Personnel Committee. The Personnel Committee reviews and recommends remuneration arrangements for senior management and company-wide personnel issues. The Personnel Committee consists of six outside directors: Mark W. Weber (Chairman), Lyle K. Snyder, Yi-Heng Lee, Robert E. Peterson, Fannie Kuei-Fang Tsai, and Edwin R. Young. Each director is independent (as independence is defined in the NASD listing standards). There were four regular meetings of the Personnel Committee during 2004.

Executive Committee. The duties of the Executive Committee are to oversee management of the Company and to exercise, when the Board is not in session, all powers of the Board that lawfully may be delegated. Current members of the Executive Committee are: John A. Kennedy (Chairman), Lyle K. Snyder, George J. Pool, Mark P. Levy, Robert E. Peterson, Fannie Kuei-Fang Tsai and two non-voting officers, John D. Huddleston and Paul F. Farris. The Executive Committee did not meet during 2004.

Board Capital Planning Committee. The Board Capital Planning Committee was formed to seek means to raise Capital and to discuss other topics pertaining to our Capital position. In addition, this Committee discussed information pertaining to the implementation of the Company’s strategic plan. Members on this Committee are: John A. Kennedy (Chairman), Lyle K. Snyder, Robert E. Peterson, George J. Pool, and two officers, John D. Huddleston and Rob Robinson. The Committee held one meetings during 2004.

Board Loan Committee. The Board Loan Committee examines and takes appropriate action on loans that would cause the borrower’s direct and indirect liabilities to the Bank to exceed $1 million, and has authority to exercise all powers of the Board regarding loans that lawfully may be delegated. Current members of the Board Loan Committee are: Robert E. Peterson (Chairman), John A. Kennedy, Mark P. Levy, George J. Pool and Lyle K. Snyder, and one officer, Rob Robinson. There were twenty-four regular meetings of the Board Loan Committee during 2004.

Asset/Liability Management Committee & Investment Committee. The primary function of this Committee is to review and approve purchase and sale of securities and other investments, to exercise authority regarding investments, and to monitor and manage liquidity risk, capital risk, interest rate risk and economic or market risk of the Company. Members of this Committee are: John A. Kennedy (Chairman), Robert E. Peterson, George J. Pool, Mark Weber, and Edwin R. Young and three officers, John D. Huddleston, Rob Robinson, and Paul F. Farris. There were five meetings of this Committee during 2004.

How often did the Board of Directors meet during 2004?

The Board of Company met 12 times during 2004. The Board of Directors typically meets in consecutive sessions for the Bank and the Company. On one occasion in 2004 the Company’s Board met solely for Bank related discussions. Each Director attended at least 75% of the total number of meetings of the Company’s Board of Directors and committees on which he or she served.

How are directors compensated?

In 2004, each non-officer director of the Company received $500 for each board meeting attended through March and $1,000 per meeting for the remainder of the year (for this purpose consecutive Bank and Company meetings are treated as one board meeting). Each non-officer director who is a member of the Board’s loan committee or the audit committee also received $300 for each committee meeting attended with the exception of the Chairmen of these committees whom each received $350 per meeting attended. The Chairman of the Personnel Committee also received $350 per personnel committee meeting attended. Other non-officer committee members fees remained unchanged at $200 per meeting attended. Non-officer director fees for attending board meetings and committee meetings totaled $144,800 in 2004. Our Board of Directors Chairman was paid a flat fee of $3,150 per month during 2004. Each non-officer director of the Company also received a bonus of $1,330 based upon the 2004 performance of the Company. These bonuses were paid during January 2005.

In 1998, all non-officer directors were granted a non-qualified stock option to purchase 6,300 shares of Pacifica Bank common stock at an exercise price of $4.76 per share. The shares vested ratably over a five-year period beginning November 7, 1998. These options became options to purchase Pacifica Bancorp shares by virtue of the bank holding company reorganization that became effective on January 1, 2001. In addition, all non-officer directors were granted a non-qualified stock option to purchase 5,250 shares of Pacifica Bancorp, Inc. common stock at an excersize price of $4.50 per share. These shares vest ratably over a three year period beginning April 26, 2003. In 2004, all non-officer directors were granted 10,500 non-qualified stock options with immediate vesting, at an excersize price of $5.40 per share. All stock option information referred to above has been adjusted to reflect the 5% stock dividend in 2004 and all option grants were made at fair market value at the time of the grant.

Does the Company have a Code of Ethics for Executive Officers?

The Company has a Code of Ethics for our executive officers. We filed it as Exhibit 14 to our December 31, 2003 annual report on Form 10-K.

EXECUTIVE COMPENSATION

The following section describes the compensation that the Company pays its Chief Executive Officer and other executive officers named in the Compensation table (collectively, the “Named Executives”). This section includes:

•	a detailed table showing compensation of the Named Executives for the last three years; and

•	information about stock options, stock grants, and other benefits.

Summary Compensation Table

The following table shows compensation paid or accrued for the last three fiscal years to the Named Executives:

	Annual Compensation			Long-Term Compensation Awards		All Other Compensation[5]
Name and Principal Position	Year	Salary[1]	Bonus[2]	Restricted Stock Awards # Shares/$ Compensation[3]	Securities Underlying Options/SARs (#)[4]
John A. Kennedy President and Chief Executive Officer	2004 2003 2002	$154,800 $138,800 $138,800	$37,388 $ 8,200 -0-	0/0 0/0 0/0	10,500 -0- 26,250	$10,716 $ 9,058 $ 1,050

John D. Huddleston, Executive Vice President, Chief Financial Officer and Chief Operating Officer	2004 2003 2002	$132,400 $131,967 $127,967	$32,244 $21,100 -0-	525/ $3,271 0/0 0/0	-0- -0- -0-	$10,471 $ 9,479 $10,992

[1]	Represents cash compensation earned. Mr. Kennedy joined the Company as President and Chief Executive Officer in September 2002. The table reflects the salary that Mr. Kennedy would have received had he been with the Company for the full year in 2002. The actual amount of salary paid to Mr. Kennedy in 2002 was $36,728.

[2]	Represents bonus accrued for during period but not paid until following January .

[3]	Represents common stock awarded during 2004. Mr. Huddleston received 525 share of common stock with an estimated market price of $6.23 per share (based on an eight month average market price, excluding insider trades), vested immediately.

[4]	Represents total number of incentive stock options granted adjusted to reflect the Company’s 5% stock dividend paid during 2004. Mr. Kennedy received 10,500 shares of options with immediate vesting in 2004 and 26,250 shares of options with a five year vesting period in 2002. Mr. Huddleston received stock options to purchase 54,812 shares of common stock of the Company in 1998 and has exercised 12,560 shares of option leaving 42,252 shares of options outstanding.

[5]	Amounts in 2002, 2003, and 2004 represent car allowance, and the Company’s matching contributions under the 401(k) plan. Amounts for 2002 also include director fees from Pacifica Mortgage Company, which closed effective March 31, 2003. Mr. Kennedy received $4,200 in car allowance and $6,516 in 401(k) matching contribution in 2004; Mr. Huddleston received $4,200 in car allowance, $6,271 in 401(k) matching contribution during 2004 and $3,271 in stock grants (525 shares at $6.23 per share).

Equity Compensation Plan Information

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	839,870(1)	$5.34	218,175
Equity compensation plans not approved by security holders	—	—	—
Total	839,870	$5.34	218,175

(1)	Includes 839,870 outstanding options, of which, 2,500 incentive stock options awarded but not yet delivered.

Option Grants in 2004

Individual Grants

There were 10,500 stock options granted to executive officers during 2004. All 10,500 shares were granted to John A. Kennedy with a strike price of $5.40 per share and were immediately vested.

Option Exercises and Year-End Option Value

The following table summarizes options exercised, and the value of unexercised options held, by the Named Executives at December 31, 2004:

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options (Exercisable/ Unexercisable)[1]
John A. Kennedy	-0-	$0	28,000/8,750	$21,175/$4,813
John D. Huddleston	2,000	$3,000	42,252/0	$73,578/$0

[1]	In accordance with applicable rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying stock. For purposes of this table, fair market value is deemed to be $6.50, which to the Company’s knowledge is the last sale price of the Company’s common stock prior to December 31, 2004. This transaction occurred on December 17, 2004.

EMPLOYEE STOCK OPTION PLAN

In 1998, the Bank adopted the Bank Employee Stock Option Plan (the “Plan”), and the Bank’s shareholders approved the Plan on November 7, 1998. As part of the bank holding company reorganization, the boards of both the Company and the Bank approved the Company’s adoption of the Plan as its own, effective as of January 1, 2001. Shareholders ratified the Company’s adoption of the Plan at the Annual Shareholders meeting held on April 24, 2001. In 2002 the Board approved an increase in the number of authorized shares under the Plan by 200,000 shares, to an aggregate total of 1,200,000. Shareholders ratified the increase at the Annual Shareholders Meeting held on March 25, 2002.

The following is a summary of the principal provisions of the Plan, and is subject to and qualified by reference to the Plan and to agreements entered into pursuant to the Plan.

Summary Description of the Plan

Plan Purpose. The Board believes that options are essential to: (a) attract and retain the services of key employees, officers and directors who are likely to make significant contributions to the success of the Company and each of its subsidiaries; (b) encourage ownership of Company common stock by those persons; and (c) promote the Company’s success by providing both rewards for exceptional performance and long-term incentives for future contributions.

Eligibility. Employees, directors (including non-employee directors) and consultants are eligible to participate in the Plan. Only employees are eligible to receive incentive stock options (“ISOs”).

Shares Subject to the Plan. The Plan currently authorizes the Board to issue up to 1,200,000 shares of Company common stock upon the exercise of stock options.

Types of Options. Options granted under the Plan may be either ISOs which are intended to meet all of the requirements of an “incentive stock option” as defined in Section 422 of the Internal Revenue Code, or stock options that do not qualify as ISOs (“NQSOs”).

Term of Options. Options granted under the Plan have a term of ten years from the grant date, except that: (a) the Board of Directors may specify a shorter term in the option agreement; (b) ISOs will not have a term of more than ten years; and (c) ISOs granted to persons who own more than 10% of the total combined voting power of all classes of Pacifica Bancorp stock must have a term of five years or less from the grant date.

Vesting. Each Option will be exercisable pursuant to a five-year vesting schedule unless modified or waived by the Board of Directors in the recipient’s option agreement.

Exercise Price. The Board of Directors determines the exercise price for all options, except that: (1) the exercise price for ISOs may not be less than the fair market value of Company common stock on the date of grant; and (b) ISOs granted to persons who own more than 10% of the total combined voting power of all classes of Pacifica Bancorp stock must have an exercise price of at least 110% of the fair market value of Pacifica Bancorp common stock.

Payment of Exercise Price. Upon exercise of an option, the recipient must pay the exercise price in cash unless a different form of payment is determined to be acceptable to the Board of Directors.

Expiration. All unvested options will expire immediately upon termination of the recipient’s employment, voluntarily or involuntarily. Vested options are exercisable for up to three months after termination unless the recipient is terminated for “Cause”, as defined in the Plan, in which case they expire immediately upon the recipient’s termination. All options are exercisable for up to one year after a recipient’s termination as a result of disability or death.

Amendment of Options. The Board of Directors may amend the terms and conditions of outstanding options if those amendments do not terminate the option or otherwise adversely affect the recipients without the recipients’ consent.

Transferability. Options are not assignable or otherwise transferable other than by will or the laws of descent and distribution and, during a recipient’s lifetime, may be exercised only by the recipient.

Administration. The Plan is administered by the Company’s Board of Directors, which determines the persons to whom awards will be made under the Plan, when awards will be granted, the amount of the awards and other terms and conditions of the awards. The Board of Directors may also waive or modify any restriction with respect to an award.

Term of Plan. The Plan has a term of ten years from the date it was originally approved by the Bank Board of Directors. The term was not adjusted upon the holding company reorganization.

Amendment and Termination of the Plan. The Board of Directors may at any time suspend, amend or terminate this Plan, provided, however, that approval by the shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will: (1) increase the number of shares reserved for the issuance of options under this Plan; (2) permit the granting of options to a class of persons other than those presently permitted to receive options under this Plan; or (3) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

Adjustment of Shares. The number of shares reserved for issuance under the Plan, the number of options issued but not exercised and the exercise price of those options will be adjusted if there is any change in Company common stock due to consolidation, stock dividends, stock splits, or any other increase or decrease in the number of the Company shares.

Change in Control. A change of control in the Company will not cause unvested options to vest unless the Board of Directors determines otherwise.

Federal Income Tax Consequences

The federal income tax consequences to the Company and to any person granted an option under the Plan are complex and subject to change. Grantees should refer to the disclosure provided in connection with the award of a stock option and should confer with their financial and tax advisors on this issue. Shareholders wishing to obtain further information about the tax consequences of the Plan to the Company should consult the disclosures provided in connection with the original shareholder approval of the Plan.

Options Granted

At December 31, 2004, options to purchase 839,870 shares of common stock were outstanding at exercise prices ranging from $3.71 to $10.48 per share and options to purchase 141,955 shares had been exercised. At December 31, 2004, there were 218,175 shares available for grant under the Plan.

Stock Granted

On November 30, 2004, the Company granted a total of 2,258 shares of the Company’s common stock among four of the Company’s senior management members including the Chief Financial Officer, the Chief Credit Officer, the Chief Lending Officer, and the Senior Vice President in charge of personal banking and mortgage services in recognition of performance for 2004. The grants vested immediately.

OTHER EMPLOYEE BENEFITS AND SEVERANCE AGREEMENTS

Effective January 1, 1999, the Bank adopted a defined contribution plan in the form of a 401(k) Plan. Following the holding company reorganization in January 2001, that plan now covers both the

Company’s and the Bank’s employees. All regular full-time and part-time employees are eligible to participate in the 401(k) Plan. Participation in the 401(k) Plan begins on the first day of the month following the date of hire. Plan participants may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. Pacifica makes matching contributions equal to 100% of an employee’s contribution, up to 4% of the employee’s compensation. Matching contributions are vested immediately for employees hired prior to May 2002 and over a three year vesting period for employees hired May 1, 2002 or thereafter, with 25% vesting after one year of employment, an additional 50% vesting after two years and 100% vesting after three years. The Company contributed approximately $104,000 in matching funds to the 401(k) Plan during 2004, $103,000 in 2003 and $126,000 in 2002.

The Board has also determined that it is appropriate to award shares of the Company’s common stock in the form of stock grants to individual employees, in-lieu-of salary increases or in combination with the overall compensation package depending on the level of goal achievements and overall employee performance. During 2004, the Company awarded 2,258 shares of its common stock in the aggregate to four employees (the CCO, CFO, CEO, and one SVP) at a market value of $6.23 per share with immediate vesting. The Company did not award any stock grants during 2003.

The Company has established a discretionary bonus plan for the benefit of certain officers and employees. Contributions by the Company are based upon year-end results of operations for the Company and attainment of goals by individuals. In 2000, the Bank paid approximately $200,000 to officers and employees under this plan. No bonuses were paid for 2002 or 2001. Bonuses for year 2003 of approximately $288,000 were paid in January 2004 and bonuses for 2004 of approximately $327,000 were paid in January of 2005. The Company established a lender’s incentive program in 2003, a bonus program which was designed to promote loan growth. Total employee incentive payments totaled $78,000 in 2004 and $80,000 in 2003.

The Company provides a group health plan, a group life insurance plan and a long-term care insurance plan along with the normal vacation and sick pay benefits.

Employment and Change of Control Severance Agreements

The Company does not have employment agreements with any of the Named Executive Officers. Effective December 7, 2004, the Company entered into change of control severance agreements with its Named Executive Officers (Messrs. Kennedy and Huddleston) and three other senior officers. The agreements are designed to encourage the officers to continue their services to the Company in the event of a potential change of control.

In each case, the agreements have a term of three years and provide for certain payments to the officers if the Company terminates the officer’s employment without cause or if the officer terminates his or her employment for good reason in connection with a change of control transaction. In either event, the officer will be entitled to an amount equal to one times his or her then-current annual base salary. The officer will also be entitled to health and dental insurance benefits at the Company’s expense for one year. For a period of one year following termination that triggers a change of control payment, the officers agree not to compete with the Company or to interfere with the Company’s employment relationships with its employees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”). Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to report their ownership of and transactions in Company stock to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements that apply to its directors and executive officers were complied with for the fiscal year ending December 31, 2004. In making this disclosure, the Company has relied solely on the written representations of its directors and executive officers and or copies of the reports filed with the SEC.

There was one late filing during 2004 for Robert E. Peterson who purchased 10,000 shares at $7.00 per share on September 15, 2004. The filing was inadvertently not remitted to the SEC until September 28, 2004, which did not meet the 48 hour requirement.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

During 2004, certain directors and executive officers of the Company and their associates were customers of the Bank, and it is anticipated that such individuals will continue to be customers of the Bank in the future. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate outstanding amount of all loans to directors and officers and their associates was approximately $852,000 as of December 31, 2004.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Moss Adams LLP performed the audit of the Company’s financial statements for the year ended December 31, 2004. The Company’s Board has selected Moss Adams to be the Company’s independent accountants for fiscal year 2005. Shareholders are not required to take action on this selection. A representative of Moss Adams is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

Fees Billed By Moss Adams During 2004 and 2003

Audit Fees. The audit fees that Moss Adams billed the Company for its audit services, including review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q and Form 10-QSB, totaled $59,900 for 2004 and $63,400 for 2003.

Audit-Related Fees. The audit-related fees that Moss Adams billed the Company totaled $0 for 2004 and $3,200 for 2003.

Tax Fees. The tax fees that Moss Adams billed the Company totaled $4,600 for 2004 and $4,500 and 2003.

All Other Fees. Other fees that Moss Adams billed the Company for all other non-audit services rendered to the Company, including tax related services and other consulting services, totaled $6,895 for 2004 and $10,400 for 2003.

The Company requires that for all non-audit services provided by Moss Adams that a written proposal be submitted to the Audit Committee for their review and approval prior to providing such services. The Audit Committee has delegated to the chairman of the Audit Committee the authority to approve non-audit services of Moss Adams in-between regularly scheduled meetings of the Audit

Committee provided the chairman reports such action to the full Audit Committee at its next regularly scheduled meeting. In order to ensure an atmosphere of independence, it is generally agreed that the Company will first look to other qualified providers for non-audit related services.

Auditor Independence

The Audit Committee has determined that the provision of services rendered above under “All Other Fees”, is compatible with maintaining Moss Adams LLP’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors makes the following report, which, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Exchange Act of 1934, shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants.

The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, by the Auditing Standards Board of the American Institution of Certified Public Accountants. The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their audits and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and letter from the independent accountants required by Independence Standards No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, by the Independence Standards Board, and has discussed with representatives of Moss Adams LLP that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-KSB for that fiscal year, for filing with the Securities and Exchange Commission.

George J. Pool (Chairman)

Yi-Heng Lee

Fannie Kuei-Fang Tsai

Edwin R. Young

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-KSB

The Company’s Annual Report to Shareholders and Form 10-KSB, including financial statements for the year ended December 31, 2004, is being mailed to the Company’s shareholders with this Proxy Statement. Exhibits to the Form 10-KSB will also be furnished to shareholders upon request and payment of a fee covering our reasonable expenses to:

Mr. Paul F. Farris

Corporate Secretary

10900 N.E. Fourth Street, Suite 200

Bellevue, Washington 98004

We urge you to sign and return your proxy form as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the meeting, you may withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

PACIFICA BANCORP, INC.

PROXY

ANNUAL MEETING, APRIL 26, 2005

PLEASE SIGN AND RETURN IMMEDIATELY

This Proxy is Solicited on Behalf of the Board of Directors

I, the undersigned shareholder of PACIFICA BANCORP, INC., Bellevue, Washington (the “Company”), hereby appoint John A. Kennedy, Emily Yeh and Katty Chow, each with full power to act alone, with full power of substitution, to vote as my proxy all of the common stock of the Company held in my name as of February 28, 2005, at the annual shareholders meeting to be held on April 26, 2005 or any adjournment of such meeting.

1.	ELECTION OF CLASS 1 DIRECTORS:

☐ FOR ALL NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY TO VOTE
(except as marked to the contrary)	FOR ALL NOMINEES LISTED BELOW

☐ ABSTENTION

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.)

CLASS 3 DIRECTORS – TERM EXPIRES WITH OUR ANNUAL MEETING 2008

Mark P. Levy	George J. Pool	Mark W. Weber

2.	TRANSACTION OF ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

UNLESS SPECIFIED ABOVE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTOR NOMINEES LISTED ABOVE, UNLESS A CONTRARY DIRECTION IS GIVEN. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly presented at the meeting, this Proxy will be voted in accordance with the recommendations of management.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the April 26, 2005 meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

                                , 2005

Date

Signature of Shareholder	Signature of Shareholder

Print Name of Shareholder	Print Name of Shareholder

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.